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                                                                    Exhibit 8(j)

                                     FORM OF
                          CUSTODIAN SERVICES AGREEMENT
                                   SCHEDULE A
                                   AMENDED [ ]

1.    Schwab California Municipal Money Fund               November 6, 1990

2.    Schwab Money Market Fund                             April 8, 1991

3.    Schwab Government Money Fund                         April 8, 1991

4.    Schwab Municipal Money Fund                          May 3, 1991

5.    Schwab US Treasury Money Fund                        November 5, 1991

6.    Schwab Value Advantage Money Fund                    February 7, 1992

7.    Schwab Institutional Money Fund                      November 26, 1993

8.    Schwab Retirement Money Fund                         November 26, 1993

9.    Schwab New York Municipal Money Fund                 November 8, 1994

10.   Schwab Government Cash Reserves Fund                 October 20, 1997

11.   Schwab New Jersey Municipal Money Fund               January 20, 1998

12.   Schwab Pennsylvania Municipal Money Fund             January 20, 1998



                                    PFPC INC.

                                    By:    _____________________________________
                                           Joseph T. Gramlich
                                    Title: Senior Vice President

                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    By:    _____________________________________
                                           William J. Klipp
                                    Title: Executive Vice President and Chief
                                           Operating Officer